Exhibit 3.4

2nd AMENDED AND RESTATED BYLAWS

OF

HARBOR CUSTOM DEVELOPMENT, INC.

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of the shareholders (each, a “Shareholder” and more than one, “Shareholders”) of Harbor Custom Development, Inc., (the “Corporation”) shall be held for the election of directors, (each, a “Director” and more than one, “Directors”) at such date, time and place, if any, either within or without the State of Washington, as may be designated by resolution of the board of Directors (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting upon timely notice of such business in writing as required by Section 1.13 of these bylaws (the “Bylaws”).

Section 1.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of Article 3 of the Articles of Incorporation (“Preferred Stock”), special meetings (each, a “Special Meeting” and more than one, “Special Meetings”) of Shareholders for any purpose or purposes may be called at any time by (i) the Board of Directors of the Corporation, (ii) the Chairperson of the Board of Directors, (iii) the Chief Executive Officer, (iv) the President, or (v) Shareholders of at least 25% of the outstanding voting shares of capital stock of the Corporation; provided, however, that immediately and automatically upon the effective date of the Corporation becoming a public company (as defined in the Revised Code of Washington (“RCW”)), this Section 1.2 shall automatically increase the percentage of required outstanding voting shares of capital stock of the Corporation that may call Special Meetings from 25% to 51%. Business transacted at any Special Meeting of Shareholders shall be limited to the purposes stated in the written notice.

Section 1.3 Notice of Meetings. Whenever Shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining Shareholders entitled to vote at the meeting, if such date is different from the record date for determining Shareholders entitled to notice of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. If the Special Meeting is related to the election of Directors, such notice shall include the name of each nominee for election. Unless otherwise provided by law, the Articles of Incorporation, or these Bylaws, the notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each Shareholder entitled to vote at such meeting, as of the record date for determining the Shareholders entitled to notice of the meeting. The notice of a meeting to vote on an amendment of the Articles of Incorporation, plan of merger or share exchange, disposition of assets or property, or dissolution of the Corporation, shall be given not less than 20 days nor more than 60 days before the date of such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at such Shareholder’s address as it appears on the records of the Corporation.

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Section 1.4 Adjournments. Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for Shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each Shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5 Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at each meeting of Shareholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the Shareholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of Shareholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 1.7 Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Articles of Incorporation, each Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each share of stock held by such Shareholder which has voting power upon the matter in question. Each Shareholder entitled to vote at a meeting of Shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such Shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of Shareholders need not be by written ballot. At all meetings of Shareholders for the election of Directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. Shareholders shall not be entitled to cumulate their votes for election of Directors. All other elections and questions presented to the Shareholders at a meeting at which a quorum is present shall, unless otherwise provided by the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the Shareholders entitled to notice of any meeting of Shareholders or any adjournment thereof, or, to the extent permitted by the Articles of Incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of Shareholders entitled to notice of any meeting of Shareholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the Shareholders entitled to vote at such meeting, the record date for determining the Shareholders entitled to notice of such meeting shall also be the record date for determining the Shareholders entitled to vote at such meeting; (2) in the case of determination of Shareholders entitled to express consent to corporate action in writing without a meeting, to the extent permitted by the Articles of Incorporation, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, to the extent permitted by the Articles of Incorporation, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of Shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the Shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of Shareholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

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Section 1.9 List of Shareholders Entitled to Vote. The Officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting; provided, however, if the record date for determining the Shareholders entitled to vote is less than ten days before the meeting date, the list shall reflect the Shareholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of Shareholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the Shareholders entitled to examine the list of Shareholders required by this Section 1.9 or to vote in person or by proxy at any meeting of Shareholders.

Section 1.10 Action By Written Consent of Shareholders. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or Special Meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Washington, its principal place of business, or an Officer or agent of the Corporation having custody of the book in which minutes of actions of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those Shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of Shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period, a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

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Section 1.12 Conduct of Meetings.

(A) General. The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of Shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(B) Conflict of Interest. Subject to the limitations set forth in RCW, Section 23B.19.040, to the extent applicable, a Shareholder of the Corporation shall not be disqualified from dealing, either as vendor, purchaser or otherwise, or contracting or entering into any other transaction with the Corporation or with any entity of which the Corporation is an affiliate. No transaction of the Corporation shall be voidable by reason of the fact that any Shareholder of the Corporation has an interest in the concern with which such transaction is entered into, provided: (i) the interest of such Shareholder is fully disclosed to the Board of Directors; (ii) such transaction is duly approved by affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote who are not so interested or connected when it is in the best interests of the Corporation; (iii) payments to the interested Shareholder are reasonable and do not exceed fair market value; and (iv) no interested Shareholder may vote or lobby on the matter or be counted in determining the existence of a quorum at the meeting at which such transaction may be authorized. The minutes of meetings at which such votes are taken shall record such disclosure, abstention, and rationale for approval.

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Section 1.13 Notice of Shareholder Business and Nominations.

(A) Annual Meetings of Shareholders.

(1) Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the Shareholders (“Business”) may be made at an annual meetings of Shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the Corporation’s notice of meeting to the election of Directors or the election of the members of the Board of Directors shall not include or be deemed to include Nominations, (b) by or at the direction of the Board of Directors or (c) by a Shareholder of the Corporation who was a Shareholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For Nominations or Business to be properly brought before an annual meeting by a Shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the Shareholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for Shareholder action. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later on the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of Shareholders of the Corporation commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as describe above. Such Shareholder’s notice shall set forth: (a) as to each Nomination to be made by such Shareholder, (i) all information relating to the individual subject to such the Nomination that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation, and (ii) such individual’s written consent to being named in a proxy statement as a nominee and to serving as Director if elected; (b) as to the Business proposed by such Shareholder, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (i) the name and address of such Shareholder, as they appear on the Corporation’s books, and such beneficial owner, (ii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner, (iii) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such Shareholder (or a qualified representative of such Shareholder) intends to appear in person or by proxy at the meeting to propose such Nomination or Business, and (iv) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Business or elect the nominee subject to the Nomination and/or (b) otherwise to solicit proxies from Shareholders of the Corporation in support of such Nomination or Business; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of Shareholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of Shareholders. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a Director of the Corporation.

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(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for election to the additional Directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to the additional Directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareholders. Only such Business shall be conducted at a Special Meetings of Shareholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference therein to the election of Directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a Special Meeting of Shareholders of the Corporation at which Directors are to be elected pursuant to the Corporation’s notice of meeting as aforesaid (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a Special Meeting of Shareholders for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder entitled to vote in such elections of Directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting or the tenth day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected as such Special Meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting of Shareholders of the Corporation commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

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(C) General.

(1) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or Special Meeting of Shareholders of the Corporation, and only such Business shall be conducted at an annual or Special Meeting of Shareholders of the Corporation as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty (a) to determine whether a Nomination or any Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 and (b) if any proposed Nomination or Business shall be disregarded or that such Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.13, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or Special Meeting of Shareholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15(d) of the Exchange Act (or any successor thereto).

(3) Nothing in this Section 1.13 shall be deemed to affect any (a) rights or obligations, if any, of Shareholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8) or (b) rights, if any, of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Articles of Incorporation of the Corporation.

(4) Nothing in this Section 1.13 shall be deemed to affect any rights or obligations, if any, of Shareholders with respect to the making of Nominations for the election of Directors at the Special Meeting.

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ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be Shareholders.

Section 2.2 Election; Resignation; Vacancies; Removal. The Board of Directors shall initially consist of the persons named as Directors in the Articles of Incorporation or elected by the incorporator of the Corporation, and each Director so elected shall hold office until the first annual meeting of Shareholders and until his or her successor is duly elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors, each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation, disqualification, or removal. Any Director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article 3 of the Articles of Incorporation and the right of Shareholders to elect Directors to fill vacancies on the Board of Directors in connection with a Special Meeting, newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his or her successor shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. Except for such additional Directors, if any, as are elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article 3 of the Articles of Incorporation and except with respect to the removal of Directors at a Special Meeting, any Director or the entire Board of Directors of the Corporation may be removed solely by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Washington and at such times as the Board of Directors may from time to time determine.

Section 2.4 Special Meetings. Special Meetings of the Board of Directors may be held at any time or place within or without the State of Washington whenever called by the Chief Executive Officer, President, the Secretary, or by any member of the Board of Directors. Notice of a Special Meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the Special Meeting.

Section 2.5 Electronic and Other Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of telephone, video conference, or other media by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

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Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, the Directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of Business. Except in cases in which the Articles of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of actions of the board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

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ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer and/or President, a Chief Financial Officer, and a Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Financial Officers and such other Officers as it shall from time to time deem necessary or desirable. Each such Officer shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any Officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or Special Meeting.

Section 4.2 Powers and Duties of Executive Officers. The Officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any Officer, agent, or employee to give security for the faithful performance of his or her duties.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the Chief Executive Officer, the President, or any Vice President.

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ARTICLE V

Stock

Section 5.1 Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1 Right to Indemnification. The Corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director, Officer, employee, or agent of the Corporation or, while a Director, Officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation may indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Pursuant to RCW, 23B.08.520, the Corporation shall indemnify against reasonable expenses when incurred by any Director who was wholly successful, on the merits or otherwise, in the defense of any Proceeding for which the Director was made a party to the action related to his or her duties as a Director of the Corporation.

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Section 6.2 Prepayment of Expenses. The Corporation may to the fullest extent not prohibited by applicable law, as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Report to Shareholders. If Corporation indemnifies or advances expenses to a Director pursuant to Section 6.1 or Section 6.2 of these Bylaws, in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in the form of a notice under Section 1.13(a) or Section 1.13(b) to the Shareholders delivered with or before the notice of the next Shareholders’ meeting.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of Shareholders or disinterested Directors or otherwise.

Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The Corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

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Section 7.3 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to Directors and Shareholders shall be in writing and delivered personally or mailed to the Directors or Shareholders at their addresses appearing on the books of the Corporation. Notice to Directors may also be given by telecopier, telephone, e-mail, or other means of electronic transmission.

Section 7.4 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any Business because the meeting is not lawfully called or convened. Neither the Business to be transacted at nor the purpose of any regular or Special Meeting of the Shareholders, Directors, or members of a committee of Directors need be specified in a waiver of notice.

Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed, and new bylaws made, by the Board of Directors, but the Shareholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise. Any Bylaw that is to be made, altered, amended or repealed by the Shareholders of the Corporation shall receive the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 7.7 Definition of “Days.” When used herein, the term “days” refers to calendar days unless otherwise specified.

Section 7.8 Governing Law. These Bylaws shall be governed by and construed and enforced in accordance with the laws of the State of Washington. For purposes of litigating any dispute that arises under a derivative action, claim of breach of fiduciary duty, or claims against Officers or Directors, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the jurisdiction and venue of the United States District Court for the Western District of Washington or, in the event such jurisdiction is not available, any of the appropriate courts of the State of Washington, and no other courts. This provision will not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

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